UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2012

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

7770 Duneville Street, Suite 11 Las Vegas, Nevada (Address of Principal Executive Offices)	89139 (Zip Code)
702-589-7475 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

On July 10, 2012, Golden Phoenix Minerals, Inc. (the “Company”) entered into a Settlement Agreement and Release of All Claims (the “Settlement”) with Waterton Global Value, L.P. and its affiliates (collectively, “Waterton”) and Scorpio Gold Corp. and its affiliates (collectively, “Scorpio”), with respect to the dismissal, settlement and release of all claims related to that certain lawsuit filed by the Company (the “Litigation”), as previously disclosed in the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on April 4, 2012 (the “Prior Report”).  The information contained in the Prior Report is incorporated herein in its entirety.

Pursuant to the terms of the Settlement, the parties agreed to discontinue the Litigation and have fully released each other from any claims or possible claims relating to the Litigation.  The parties agreed to enter into a Joint Stipulation for Dismissal with Prejudice, to be filed with the Second Judicial District Court of the State of Nevada in and for the County of Washoe, and Waterton agreed to fully discharge and release any and all security interests it may have held in the properties and assets of the Company.   Further, the Settlement does not constitute an admission of liability by any of the parties thereto.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 9, 2012, the Company’s Board of Directors (the “Board”) approved the creation of an Interim Governing Board (the “IGB”), with the IGB being tasked with fulfilling the role of the Chief Executive Officer of the Company on an interim basis.  The IGB is comprised of four (4) members, with the following individual directors being initially appointed: Donald B. Gunn, President, was named as Chairman of the IGB, and Thomas Klein, John Di Girolamo and Jeffrey Dahl make up the remaining three (3) members.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On June 11, 2012, the Company issued a press release announcing the formation of the IGB.

On July 11, 2012, the Company issued a press release announcing the Settlement of the Litigation.

Copies of each press release are furnished herewith as Exhibits 99.1 and 99.2, respectively.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated, June 11, 2012, entitled, “Golden Phoenix Creates Interim Governing Board To Advance Multi-Pronged Legal Strategy and Establish Next Steps for Project Development.”
99.2	Press Release dated July 11, 2012, entitled “Golden Phoenix Announces Settlement of Litigation With Scorpio Gold And Waterton Global.”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal securities laws.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated: July 13, 2012	/s/Donald B Gunn
Donald B. Gunn
President and Chair of Interim Governing Board